Exhibit 99.1

YOUNG BROADCASTING STATION GROUP OPERATING INCOME
INCREASES 41% IN FIRST QUARTER

New York, NY – May 6, 2008 – Young Broadcasting Inc. (“YBI” or the “Company”) (NASDAQ:YBTVA) today announced its results for the first quarter ended March 31, 2008.  The Company, which previously disclosed a strategic cost reduction program, saw its operating income increase 41% over the first quarter of 2008 resulting in a 4.6% increase in station operating performance over the prior year first quarter.

Young Broadcasting unveiled a streamlining of operations plan in February that will save the Company an estimated $15 million on an annualized basis and approximately $13 million during the remainder of 2008. Because most of these savings were implemented late in the first quarter of 2008, the positive impact of the plan will be felt in the last nine months of the year. The Company incurred one-time severance costs during the quarter of $750,000 in connection with these savings. The implementation of the expense reduction initiative followed the Company’s announcement in January of the hiring of Moelis & Company to sell its San Francisco station, KRON-TV. The Company continues to pursue this process with interested parties.

Despite a challenging advertising environment coupled with a weakening economy, Young Broadcasting’s net revenue for the first quarter was down a modest 1.8%.  Net revenue for the quarter was $35.0 million as compared to $35.6 million in the same period the prior year.  Counterbalancing the generally weak advertising market and the economy were the Company’s continued emphasis on revenue enhancement at the local level and a major gain in political revenues.  Political revenue for the quarter totaled $1.8 million, up significantly from $497,000 in the first quarter of 2007.  Corporate expenses were flat year to year and operating expenses were $29.6 million, a decrease of 3.8%, as compared to $30.8 million in the same year earlier quarter.

Vincent Young, Chairman of Young Broadcasting Inc. stated, “Our results for the quarter were superior to other companies in broadcasting.  We believe the Company’s financial performance is turning the corner based on our stringent cost reduction and revenue enhancement programs.”  He added, “We anticipate benefiting from increased political revenue later this year and retransmission fees in future periods.  Political revenue is already contributing significantly to our bottom line and we are still only in the primary portion of the presidential race.  Our cable retransmission negotiations are proceeding in a direction which also makes us optimistic about our Company’s future.”

Use of Non-GAAP Measures

Station operating performance (“SOP”) is not a financial measure calculated in accordance with generally accepted accounting principles (GAAP) in the United States. The

Company defines SOP as operating income, plus non-cash compensation to employees, corporate overhead, depreciation and amortization. The Company believes that SOP is useful information for investors because it enables them to assess the Company’s television stations’ performance in a manner similar to the method used by management and it provides a measure that can be used to analyze, value and compare companies in the television industry. A limitation of this measure, however, is that it excludes depreciation and amortization, which represent the periodic costs of capitalized tangible and intangible assets used in the Company’s business. It also excludes the cost of corporate overhead required to manage the group of stations owned by the Company and non-cash compensation of employees which principally represents the Company’s contribution of stock to the 401(k) plan offered to employees and the costs recognized from certain stock compensation transactions.

SOP should not be regarded as an alternative to either operating income or net loss as an indicator of operating performance or to the statement of cash flows as a measure of liquidity, nor should it be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP. The Company believes that operating income (loss) is the most directly comparable GAAP financial measure to the SOP financial measure. Reconciliations of historical presentations of SOP to operating income (loss), its most directly comparable GAAP financial measure, are provided in the attachment to this release.

First Quarter Conference Call

Young Broadcasting has scheduled a conference call for Tuesday, May 6, 2008 at 3:00 PM (ET).  You may participate in the conference call by dialing 888-552-9135 (Passcode: YOUNG, Leader: Vincent Young). This will enable you to listen to the presentation. At the end of the presentation you will have the opportunity to participate in a Q&A session with Vincent Young, Chairman of Young Broadcasting Inc. and with James Morgan, the company’s CFO.

You may listen to a live webcast of the call via the Company’s website at www.youngbroadcasting.com. The archive will be available for replay through June 3, 2008. The webcast is also being distributed through the Thomson StreetEvents Network.  Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site. You may listen to a telephone replay of the entire call by dialing 888-566-0692 through May 12, 2008.

About Young Broadcasting

Young Broadcasting owns ten television stations and the national television representation firm, Adam Young Inc.  Five stations are affiliated with the ABC Television Network (WKRN-TV – Nashville, TN, WTEN-TV – Albany, NY, WRIC-TV – Richmond, VA, WATE-TV – Knoxville, TN, and WBAY-TV – Green Bay, WI), three are affiliated with the CBS Television Network (WLNS-TV – Lansing, MI, KLFY-TV – Lafayette, LA and KELO-TV – Sioux Falls, SD) and one is affiliated with the NBC Television Network (KWQC-TV – Davenport, IA).  KRON-TV – San Francisco, CA, which had been the largest independent station in the U.S. and the only independent VHF station in its market, became a MyNetwork TV affiliate on September 5, 2006. In addition, KELO-TV-Sioux Falls, SD is also the MyNetwork affiliate in that market through the use of its digital channel capacity.

Any statements in this press release that are not historical facts are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding a prospective sale of KRON-TV are inherently subject to risks and uncertainties.  Many factors could cause our plans to change or to not be realized as contemplated.  Our ability to complete a sale of KRON-TV, on a timely basis or otherwise, is subject to any potential buyer’s ability to finance and close its acquisition of KRON-TV, to potential regulatory reviews, to changes in the national or San Francisco broadcast markets or economies, pricing fluctuations in national and local advertising, and to other factors beyond our control.  Our ability to redeploy the proceeds of a sale of KRON-TV, net of transaction costs and expenses, to further our future corporate initiatives may be impacted by, among other factors, our substantial indebtedness. Additional information concerning these and other important factors may be found in our filings with the Securities and Exchange Commission.  Statements in this press release are based upon information known to us as of the date of this press release, and we assume no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Vincent Young, Chairman, James Morgan, Chief Financial Officer – 212-754-7070 or Don Ciaramella of The Lippin Group at 212-986-7080

YOUNG BROADCASTING INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2007	2008
	(dollars in thousands, except per share data)

Net revenue	$35,604	$34,956
Operating expenses	30,793	29,621
Depreciation and amortization	3,511	3,507
Operating income	1,300	1,828

Interest expense, net	(17,040)	(16,691)
Other (expenses) income, net	206	(223)
	(16,834)	(16,914)
Loss from continuing operations before expense for income taxes	(15,534)	(15,086)
Income tax (expense) benefit	(1,111)	732
Loss from discontinued operations	(8,727)	(618)
Net loss	$(25,372)	$(14,972)

Net loss per common share - basic	$(1.15)	$(0.65)
Weighted average shares - basic	22,044,967	23,018,883

Other Financial Data (continuing operations only):

Amortization of program license rights	$2,254	2,223
Payments for program license liabilities	2,263	2,234
Capital expenditures	1,790	287

Other Financial Data (KRON only):

Net revenue	11,244	11,006
Operating expenses	12,638	11,718
Depreciation and amortization	787	—
Operating income	(2,181)	(712)
Other income (expense)	99	94
Provision for income taxes	(6,645)	—
Loss from discontinued operations	(8,727)	(618)

Amortization of program license rights	3,816	3,412
Payments for program license liabilities	4,584	4,690
Capital expenditures	48	188

Reconciliation of Station Operating Performance to Operating Loss (Continuing operations only):

Operating loss	1,300	1,828
Plus:
Non-cash compensation	1,565	1,541
Depreciation and amortization	3,511	3,507
Corporate overhead	3,673	3,634
Station Operating Performance	$10,049	$10,510

(1) Non-cash compensation and corporate overhead pertain to continuing operations only.